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                                                                Exhibit 10.62
 .                            SUB-SUBLEASE
     READ CAREFULLY, THIS AGREEMENT AFFECTS YOUR LEGAL RIGHTS

     1.     PARTIES

     This Sub-SubLease is entered into by and between ITT Residential Capital Serving Corporation, Sub-Sublandlord, and Agouron Pharmaceuticals, Sub-Subtenant, as a Sub-Sublease under the Master Lease dated May 27, 1983, entered into by Torrey Executive Centre, Ltd. as Landlord and Bowest Corporation as Tenant and under the Sublease dated April 1, 1992 entered into by Bowest Corporation as Sublandlord and Sub-Sublandlord under this Sub-Sublease as Subtenant; a copy of the Master Lease and Sublease are attached hereto as Exhibit A. Sub-Sublandlord is the successor-in-interest to ITT Mortgage.

     2.     PROVISIONS CONSTITUTING SUB-SUBLEASE

          (a) This Sub-Sublease is subject to all of the terms and conditions of the Master Lease and Sublease in Exhibit A and Sub-Subtenant shall assume and perform the obligations of Sub-Sublandlord and Subtenant in said Master Lease and Sublease, to the extent said terms and conditions are applicable to the Premises Sub-Subleased pursuant to this Sub-Sublease. Sub-Subtenant shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease or Sublease.

          (b) All of the terms and conditions contained in the Exhibit A Master Lease and Sublease are incorporated herein, except for the terms and conditions as modified in paragraph 3 through 9 of this Sub-Sublease and the attached Addendum, as terms and conditions of this Sub-Sublease (with each reference therein to Landlord and Tenant and Sublandlord and Subtenant to be deemed to refer to Sub-Sublandlord and Sub-Subtenant) and, along with all of the following Sections set out in this Sub-Sublease, shall be the complete terms and conditions of this Sub-Sublease.

     3.     PREMISES

     Sub-Sublandlord leases to Sub-Subtenant and Sub-Subtenant hires from Sub-Sublandlord the following described Premises together with the appurtenances, situated in the City of La Jolla, County of San Diego, State of California, located at 3301 Torrey Pines Court, and further described as approximately 41,254 rentable square feet in a freestanding four story building.

     4.     RENTAL

     Sub-Subtenant shall pay to Sub-Sublandlord as rent for the Premises in advance on the first day of each calendar month of the term of this Sub-Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Thirty Six Thousand Dollars and 00/100 ($36,000.00). If the commencement date is not the first day of the month, or if the Sub-Sublessee termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sub-Sublease commences and/or terminates. See Addendum paragraph 1.


     Receipt of $ Thirty Six Thousand Dollars and 00/100 is hereby acknowledged for rental for the seventh month, and the additional amount of $ Thirty Six Thousand Dollars and 00/100 as non-interest bearing security for performance under this Sub-Sublease. In the event Sub-Subtenant has performed all of the terms and conditions of this Sub-Sublease throughout the term, upon Sub-Sublessee vacating the Premises, the amount paid as a security deposit shall be returned to Sub-Subtenant after first deducting any sums owing to Sub-Sublandlord.
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     5.     TERM

          (a) The term of this Sub-Sublease shall be for a period of 37 months commencing on August 1, 996, and ending on August 31, 1999.

          (b) In the event Sub-Sublandlord is unable to deliver possession of the Premises at the commencement of the term, Sub-Sublandlord shall not be liable for any damage caused thereby, nor shall this Sub-Sublease be void or avoidable but Sub-Subtenant shall not be liable for rent until such time as Sub-Sublandlord offers to deliver possession of the Premises to Sub-Subtenant, but the term thereof shall not be extended by such delay. If Sub-Subtenant, with Sub-Sublandlord's consent, takes possession prior to the commencement of the term, Sub-Subtenant shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

     6.     USE

     Subtenant shall use the Premises for general office use and for no other purpose without the prior written consent of Sub-Sublandlord and Landlord.

     Sub-Subtenant's business shall be established and conducted throughout the term hereof in a first class manner. Sub-Subtenant shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sub-Subtenant shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system within the building containing the Premises. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sub-Subtenant shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sub-Subtenant or use of the Premises by Sub-Subtenant shall cause, directly or indirectly, any increase of Sub-Sublandlord's insurance expense, said additional expense shall be paid by Sub-Subtenant to Sub-Sublandlord upon demand. No such payment by Sub-Subtenant shall limit Sub-Sublandlord in the exercise of any other rights or remedies, or constitute a waiver of Sub-Sublandlord's right to require Sub-Subtenant to discontinue such act or use.

     7.     NOTICES

     All notices or demands of any kind required or desired to be given by Sub-Sublandlord or Sub-Subtenant thereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, at the addresses set forth after the signatures at the end of this Sub-Sublease.
All rent and other payments due under the Sub-Sublease shall be made by Sub-Subtenant to Sub-Sublandlord at the appropriate address.
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     8.     SEE ADDENDUM

     9. Nothing contained in this Sub-Sublease shall be construed to release Tenant or Subtenant from any obligations to perform the terms, conditions and covenants of the Sublease or Master Lease.


     Dated:  July 24, 1996

     Sub-Sublandlord:  ITT CELCO       Sub-Subtenant: Agouron
                                       Pharmaceuticals, Inc.

     By: /s/ ITT CELCO                 By: /s/ Glenn Zinser
                                           Vice President

                                       By: /s/ Gary Friedman
                                           Vice President

     Address: 645 Mayville Center      Address: 10350 N. Torrey Pines Rd.,
     St. Louis, MO 63144               La Jolla, CA 92037


     The undersigned, Landlord under the Master Lease, attached as Exhibit A and Sublandlord under the Sublease attached as Exhibit A, hereby consent to the sub-subletting of the Premises described herein on the terms and conditions contained in this Sub-Sublease. This consent shall apply only to this Sub-Sublease and shall not be deemed to be a consent to any other Sub-Sublease.

                                      Successor in Interest to ITT Mortgage -
                                        Bowest
     Dated: July 24, 1996             Sublandlord:  ITT CELCO


                                      By: /s/ Thomas Stiffler

                                      Landlord:  Torrey Pines Centre, Ltd.

                                      By: /s/ Torrey Pines Centre, Ltd.

                                      By: /s/

     (If Sub-Sublandlord or Sub-Subtenant is a corporation, the corporate seal must be affixed and the authorized officers must sign on behalf of the corporation. The Sub-Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the Board of Directors shall otherwise provide, in which event the Bylaws or a certified copy of the Resolution, as the case may be must be furnished.)

     This Sub-Sublease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. Colliers Iliff Thorn is not authorized to give legal or tax advice; no representation or recommendation is made by Colliers Iliff Thorn or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney, with whom you should consult before signing this document.

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                         ADDENDUM TO SUB-SUBLEASE

     Addendum to the Sub-Sublease by and between ITT Residential Capital Servicing Corporation ("Sub-Sublandlord") and Agouron Pharmaceuticals ("Sub-Subtenant"), commencing August 1, 1996 and terminating August 31, 1999.

     1.     RENT DUE:

            Months               Total Monthly Rent Due
            ------               ----------------------
            1-6                  $     0.00
            7-32                 $36,000.00
            33-37                $30,000.00

          During months one (1) through six (6), Sub-Subtenant will only be responsible for paying utility and janitorial expenses for the Premises.

     2.     TENANT IMPROVEMENTS:

          Sub-Sublandlord shall cause the Premises to be in clean and swept condition. Additionally, HVAC, elevator and other building systems will be in good working order and adequate for normal office use upon commencement of the Sub-Sublease. Sub-Subtenant shall be responsible for all governmental permits necessary to operate within the Premises.

          Sub-Sublandlord shall not be responsible for the costs of any tenant improvements constructed by Sub-Subtenant's. Sub-Sublandlord shall have the right to approve the tenant improvements to be made by Sub-Subtenant.

     3.     OPERATING EXPENSES:

          Sub-Subtenant shall only be responsible for utility and janitorial expenses for the Premises. Sub-Sublandlord will be responsible for all other building and project operating expenses during the term of the Sub-Sublease.

     4.     PARKING:

          Sub-Sublandlord will provide Sub-Subtenant with the exclusive use of 104 parking spaces in the subterranean parking garage at no cost during the Sub-Sublease term.

     5.     SUBLANDLORD AND SUB-SUBLANDLORD TO PAY RENT:

          The parties to this Sub-Sublease acknowledge that in order to protect this Sub-Sublease, Sub-Sublandlord and Sublandlord must pay the rent due and owing under the Sublease and Master Lease. Sub-Sublandlord and Sublandlord hereby covenant that they shall pay the rent under the Sublease and Master Lease for the term of the Sublease and Master Lease respectively, and satisfy and perform all other obligations thereunder. Sub-Subtenant agrees that upon notice from Sublandlord or Landlord, that Sub-Sublandlord is in default under the Sublease or that Tenant is in default under the Master Lease, Sub-Subtenant shall pay the rent due under this Sub-Sublease directly to the Landlord.
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     6.     SIGNAGE:

          Any signage required by Sub-Subtenant will be subject to Landlord's approval, which shall not be unreasonably withheld and subject to Sub-Subtenant's receipt of all necessary approvals for such signage. Sub-Subtenant shall be responsible for all costs associated with said signage, including fabrication, installation, maintenance and removal.

     7.     MASTER LEASE PROVISIONS:

          Sub-Subtenant will have the right to exercise the option to extend and any expansion rights contained in the Master Lease, dated May 27, 1983. Additionally, to the extend provided in the Master Lease, or Sublease, Sub-Subtenant's employees will have the use of the amenities associated with the Premises (i.e., pool, workout room, racquetball courts, etc.).